Exhibit 10.4

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (this “Agreement”), dated as of May 22, 2007, among Gigabeam Corporation (the “Company”), Midsummer Investment, Ltd. (“Midsummer”), Feldman Weinstein & Smith LLP (the “Agent”), Louis Slaughter and Douglas Lockie (Messrs. Slaughter and Lockie, the “Pledgors”).

Preliminary Statement:

WHEREAS, Midsummer was issued a 14% Secured Promissory Note (the “Note”) of the Company which was secured by a pledge of certain shares of common stock of the Company owned by the Pledgors (the “Pledged Shares”) pursuant to that certain Pledge and Security Agreement, dated April 17, 2007 by and among the parties hereto (the “Pledge Agreement”) Capitalized terms used and not otherwise defined herein that are defined in the Pledge Agreement.

WHEREAS, pursuant to the Securities Purchase Agreement of even date herewith entered into by and among the Company and the purchasers signatory thereto, including Midsummer, Midsummer shall purchase 14% Secured Debentures (the “Debentures”) partially through the surrender of all of the principal of, and accrued but unpaid interest on, the Notes on a $1 for $1 basis.

WHEREAS, pursuant to the terms of the Pledge Agreement, upon payment in full of the Notes, the Pledged Shares would be returned to the Pledgors and the pledge terminated.

WHEREAS, subject to the terms and conditions set forth herein, the Pledgors agree to amend the terms of the Pledge Agreement such that, upon surrender of the Notes to the Company and issuance of the Debentures, the obligations of the Company under the Debentures are secured by a pledge of the Pledged Shares.

NOW, THEREFORE, the parties to this Agreement, for adequate and sufficient consideration, the receipt of which is hereby acknowledged do hereby agree as follows:

1.  Amendment to definition of “Obligations”. The definition of “Obligations” under the Pledge Agreement is hereby amended to include all present and future indebtedness, obligations, covenants, duties and liability of any kind or nature of the Company to the Pledgees now existing or hereafter arising under or in connection with this Agreement, the Debentures and the other agreement entered into in connection therewith.

2.  Amendment to Termination Provision of the Pledge Agreement. The second sentence of Section 15 of the Pledge Agreement is hereby amended and restated as follows: Upon the earlier of (a) the indefeasible payment in full of the Obligations and (b) after the issuance of the Debentures, the date that the Company grants the holders of the Debentures a first priority security interest in all the assets of the Company, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors.”

3.  Effect on Pledge Agreement. Except as expressly set forth above, all of the terms and conditions of the Pledge Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

4.  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company, each Pledgor, the Agent and Midsummer.

5.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Pledge Agreement.

6.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Pledgors may not assign their rights or obligations hereunder without the prior written consent of Midsummer. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Purchase Agreement.

7.  Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Pledge Agreement.

9.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.  Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLEDGORS:

/s/Louis S. Slaughter
Louis Slaughter

/s/Douglas G. Lockie
Douglas Lockie

THE COMPANY: GIGABEAM CORPORATION

By: /s/ Louis S. Slaughter
Name:
Title:

AGENT: FELDMAN WEINSTEIN & SMITH LLP

By: /s/Robert F. Charron
Name: Robert F. Charron
Title: Authorized Signatory

MIDSUMMER INVESTMENT, LTD.

By: /s/Scott D. Kaufman
Name: Scott D. Kaufman
Title: Managing Director of Midsummer Capital, LLC as investment advisor to Midsummer Investment, Ltd.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PLEDGEES FOLLOWS]